Exhibit 7

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                                     of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                              Dollar Amounts

ASSETS In Thousands Cash and balances due from depository institutions:

   Noninterest-bearing balances and currency and coin..                                           $3,247,576
   Interest-bearing balances...........................                                            6,207,543
Securities:
   Held-to-maturity securities.........................                                              827,248
   Available-for-sale securities.......................                                            5,092,464
Federal funds sold and Securities purchased under
   agreements to resell................................                                            5,306,926
Loans and lease financing receivables:
   Loans and leases, net of unearned
     income...............37,734,000
   LESS: Allowance for loan and
     lease losses............575,224
   LESS: Allocated transfer risk
     reserve........................13,278
   Loans and leases, net of unearned income,
     allowance, and reserve............................                                           37,145,498
Trading Assets.........................................                                            8,573,870
Premises and fixed assets (including capitalized
   leases).............................................                                              723,214
Other real estate owned................................                                               10,962
Investments in unconsolidated subsidiaries and
   associated companies................................                                              215,006
Customers' liability to this bank on acceptances
   outstanding.........................................                                              682,590
Intangible assets......................................                                            1,219,736
Other assets...........................................                                            2,542,157
Total assets...........................................                                          $71,794,790
LIABILITIES
Deposits:

   In domestic offices.................................                                          $27,551,017
   Noninterest-bearing.......................11,354,172
   Interest-bearing..........................16,196,845
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs............................                                           27,950,004
   Noninterest-bearing..........................639,410
   Interest-bearing..........................27,310,594
Federal funds purchased and Securities sold under
   agreements to repurchase............................                                            1,349,708
Demand notes issued to the U.S.Treasury................                                              300,000
Trading liabilities....................................                                            2,339,554
Other borrowed money:
   With remaining maturity of one year or less.........                                              638,106
   With remaining maturity of more than one year
     through three years...............................                                                  449
   With remaining maturity of more than three years....                                               31,080
Bank's liability on acceptances executed and
   outstanding.........................................                                              684,185
Subordinated notes and debentures......................                                            1,552,000
Other liabilities......................................                                            3,704,252
Total liabilities......................................                                           66,100,355
EQUITY CAPITAL
Common stock...........................................                                            1,135,284
Surplus................................................                                              866,947
Undivided profits and capital reserves.................                                            3,765,900
Net unrealized holding gains (losses) on
   available-for-sale securities.......................                                     (        44,599)
Cumulative foreign currency translation adjustments....
                                                                                              (      29,097)

Total equity capital...................................                                            5,694,435
Total liabilities and equity capital...................                                          $71,794,790


         I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

===============================================================================

                                                           Thomas J. Mastro

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi


Alan R. Griffith                                                  Directors
Gerald L. Hassell


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           *        To be filed by as an exhibit to a Current Report on Form 8-K
                    of  Countrywide   Credit  Industries  at  such  time  as  an
                    underwritten issuance of such securities is contemplated.

           *        To be filed as an exhibit to a Current Report on Form 8-K of
                    Countrywide   Credit   Industries   at   such   time  as  an
                    underwritten issuance of such securities is contemplated.

          *          Pursuant to power of attorney dated July 9, 1999.

           *        To be filed by as an exhibit to a Current Report on Form 8-K
                    of  Countrywide   Credit  Industries  at  such  time  as  an
                    underwritten issuance of such securities is contemplated.

           *        To be filed as an exhibit to a Current Report on Form 8-K of
                    Countrywide   Credit   Industries   at   such   time  as  an
                    underwritten issuance of such securities is contemplated.